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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statements No. 333-4452 and No. 333-58393 on Form S-8, Registration Statement No. 333-42310 on Form S-4 and in Registration Statement No. 333-82750 on Form S-3 of EGL, Inc. of our report dated March 29, 2000 on the consolidated financial statements of operations, stockholders' equity and cash flows of Circle International Group, Inc. and subsidiaries for the year ended December 31, 1999 (not presented separately herein) appearing in this Annual Report on Form 10-K of EGL, Inc. for the year ended December 31, 2001.

Deloitte & Touche LLP

San Francisco, California
March 27, 2002